EXHIBIT 4.21


                        EXFO ELECTRO-OPTICAL ENGINEERING

                           RESTRICTED STOCK AWARD PLAN

                       (EFFECTIVE AS OF DECEMBER 20, 2000)


1.       PURPOSE

                  The purpose of the Plan is to provide a means through which the Company may promote the retention of employees of the Subsidiary and to provide a means whereby such employees can acquire and maintain Stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these employees. The Plan provides for granting Awards.

2.       DEFINITIONS

                  The following definitions shall be applicable throughout the Plan.

                           (a)      "Affiliate" means (i) any entity that
directly or indirectly is controlled by, or is under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee..

                           (b)      "Award" means the grant of the right to
receive a specified number of shares of Company Stock on the Vesting Dates set forth in Section 6.

                           (c)      "Board" shall having the meaning given to
such term in the Option Plan.

                           (d)      "Cause" means the Company or the Subsidiary
having "cause" to terminate a Participant's employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or the Subsidiary, or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or the Subsidiary (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to a willful failure to perform his duties to such party, (ii) the Committee's determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or the Subsidiary, (iii) the Participant having been convicted of, or plead guilty or no contest to, a felony, (iv) material violation of contract provisions or (v) with respect to a Participant who is a member of the Management Team, the voluntary resignation of that Participant's employment due to a material decrease in salary and benefits or a reduction in responsibilities or duties (other than a reduction in responsibilities or duties resulting, directly or indirectly, from the Subsidiary's becoming a subsidiary of the Company).

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                                                                               2


                           (e)      "Change of Control" shall having the meaning
given to such term in the Option Plan.

                           (f)      "Code" means the Internal Revenue Code of
1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

                           (g)      "Committee" shall having the meaning given
to such term in the Option Plan.

                           (h)      "Company" means EXFO Electro-Optical
Engineering Inc.

                           (i)      "Date of Grant" means December 20, 2000 or
such other date as set forth next to a Participant's name on Schedule 1 hereto.

                           (j)      "Disability" means a condition entitling a
person to receive benefits under the long-term disability plan of the Company or the Subsidiary, as may be applicable to the Participant in question, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Committee based upon medical evidence acceptable to it.

                           (k)      "Management Team" means an employee of the
Subsidiary whose name is set forth on Schedule 2 hereto.

                           (l)      "Normal Termination" means termination of
employment or service with the Company and Affiliates:

                                    (i)     on account of death or Disability;
         or

                                    (ii)    on account of retirement on or after
         age 60.

                           (m)      "Option Plan" means the Stock Option Plan of
EXFO Electro-Optical Engineering Inc.

                           (n)      "Participant" means an employee of the
Subsidiary whose name is set forth on Schedule 1 hereto.

                           (o)      "Plan" means this EXFO Electro-Optical
Engineering Inc. Restricted Stock Award Plan.

                           (p)      "Restricted Period" means the period of time
from the grant date of an Award through the Vesting Date of shares of Stock subject thereto.

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                                                                               3


                           (q)      "Stock" means the subordinate voting shares
of the Company.

                           (r)      "Subsidiary" means Burleigh Instruments,
Inc.

                           (s)      "Vesting Date" means each of the first four
anniversaries of the Date of Grant.

3.       EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

                  The Plan is effective as of December 19, 2000 (the "Effective Date"). The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall be the next business day immediately following the Date of Grant; PROVIDED, HOWEVER, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.       ADMINISTRATION

                  The Committee shall administer the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing any and all Awards shall be within the sole discretion of the Committee, may be made at any time granted pursuant to the Plan and shall be final, conclusive, and binding upon all parties, including, without limitation, the Company, Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

5.       GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

                  The Committee shall grant the Awards set forth on Schedule 1 hereto to the Participants on the Date of Grant. Subject to Section 8, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is 360,000 shares. Stock delivered by the Company in settlement of Awards granted under the Plan shall be authorized and unissued Stock or Stock held in the treasury of the Company.

6.       TERMS OF AWARDS.

                           (a)      RESTRICTED PERIOD; VESTING. The Restricted
Period of an Award shall commence on the Date of Grant and shall, subject to the Participant's continued employment with the Company, the Subsidiary or any Affiliate, expire with respect to 25% of Stock subject to an Award on each of the Vesting Dates.

                           (b)      ISSUANCE OF SHARES; NO RIGHTS. Upon a
Vesting Date of an Award, the restrictions set forth in Section 6(c) shall be of no further force or effect with

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                                                                               4


respect to the portion of an Award which has vested and has not then been forfeited and the Committee shall cause a stock certificate registered in the name of the Participant, or his beneficiary (as applicable), to be issued for the number of shares of Stock with respect to which the Restricted Period expired on such Vesting Date. No Participant shall have any rights or privileges of a stockholder as to an Award, including the right to vote and receive dividends, other than in respect of Stock with respect to which the Restricted Period has expired.

                           (c)      RESTRICTIONS.

                                    (i)     No Award may be assigned, alienated,
         pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or the Subsidiary; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                                    (ii)    An Award shall be subject to
         forfeiture to the extent provided in Section 6(d) and all rights of the Participant to such Award shall terminate without further obligation on the part of the Company or the Subsidiary.

                                    (iii)   The Committee shall have the
         authority to remove any or all of the restrictions on the Award whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

                           (d)      FORFEITURE PROVISIONS. In the event a
Participant terminates employment with the Company or the Subsidiary during a Restricted Period, that portion of the Award with respect to which restrictions have not expired ("Non-Vested Portion") shall be treated as follows.

                                    (i)     Upon the voluntary resignation of a
         Participant or discharge by the Company or the Subsidiary for Cause or the discharge of a Participant who is not a member of the Management Team by the Company or the Subsidiary without Cause prior to a Change of Control, the Non-Vested Portion of the Award shall be completely forfeited.

                                    (ii)    Upon Normal Termination, the
         Non-Vested Portion of the Award shall become fully vested but the Restricted Period shall continue to apply with respect to the Award, so that the restrictions shall remain in effect through the Vesting Dates originally contemplated by this Plan.

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                                                                               5


                                    (iii)   With a respect to a Participant who
         is a member of the Management Team, upon a termination without Cause that is initiated by the Company, the Award shall become fully vested and the Restricted Period shall expire with respect to the entire Award.

                                    (iv)    With a respect to a Participant who
         is a member of the Management Team, upon a termination without Cause prior to a Change of Control that is initiated by the Subsidiary, the Non-Vested Portion of the Award shall be completely forfeited.

                                    (v)     Notwithstanding any other provision
         in this Plan to the contrary, upon a termination of a Participant's employment without Cause by the Company or the Subsidiary (or their respective successors) following a Change of Control, the Award shall become fully vested and the Restricted Period shall expire with respect to the entire Award.

7.       GENERAL

                           (a)      GOVERNMENT AND OTHER REGULATIONS. The
obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or subject to the prospectus requirements in Canada or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act or under any applicable legislation in Canada, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

                           (b)      TAX WITHHOLDING. A Participant shall be
required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any compensation or other amounts owing to a Participant the amount in cash of any required tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes; provided that the Company may make such alternate arrangements for withholding as it deems appropriate including, without limitation,

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                                                                               6


establishing a program pursuant to which sufficient Shares (out of those Shares due upon the vesting of an Award) to satisfy any withholding liability shall be delivered directly to a broker who shall sell the Shares on behalf of the Participant and remit the proceeds thereof to the Company to satisfy the Participant's withholding liability.

                           (c)      CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. No
employee of the Company or the Subsidiary, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or the Subsidiary.

                           (d)      NO LIABILITY OF COMMITTEE MEMBERS. No member
of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; PROVIDED, HOWEVER, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                           (e)      GOVERNING LAW. The Plan shall be governed by
and construed in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.

                           (f)      RELIANCE ON REPORTS. Each member of the
Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

                           (g)      RELATIONSHIP TO OTHER BENEFITS. No payment
under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit

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                                                                               7


sharing, group insurance or other benefit plan of the Company or any affiliate except as otherwise specifically provided in such other plan.

                           (h)      EXPENSES. The expenses of administering the
Plan shall be borne by the Company.

                           (i)      PRONOUNS. Masculine pronouns and other words
of masculine gender shall refer to both men and women.

                           (j)      TITLES AND HEADINGS. The titles and headings
of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

                           (k)      TERMINATION OF EMPLOYMENT. For all purposes
herein, a person who transfers from employment or service with the Company to employment or service with the Subsidiary or any other Affiliate of the Company or vice versa shall not be deemed to have terminated employment or service with the Company or the Subsidiary.

                           (l)      SEVERABILITY. If any provision of the Plan
is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

8.       CHANGES IN CAPITAL STRUCTURE

                  If determined by the Board, Awards granted under the Plan shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award which do not constitute a Change of Control or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

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                                                                               8


9.       EFFECT OF CHANGE OF CONTROL

                           (a)      In the event of a Change of Control,
notwithstanding any vesting schedule with respect to an Award, the Committee shall in its discretion (i) provide through advance written notice to the Participants that the Restricted Period shall expire immediately with respect to 100 percent of the shares of Stock covered by an Award or (ii) upon advance written notice to the Participants or other affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.

                           (b)      The obligations of the Company under the
Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

10.      NONEXCLUSIVITY OF THE PLAN

                  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

11.      AMENDMENTS AND TERMINATION

                  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; PROVIDED that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and PROVIDED FURTHER that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.



                                      * * *

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                                                                               9


As adopted by the Board of Directors of
EXFO Electro-Optical Engineering Inc.
as of December 20, 2000.

                                   SCHEDULE 1

                                  PARTICIPANTS


--------------------------------------------------------------------------------
                            Stock Awards Distribution
--------------------------------------------------------------------------------
AWARDS AT 12/20/2000                    SHARES
--------------------                    ------
--------------------------------------------------------------------------------
Employee                               0.010542
--------------------------------------------------------------------------------
Battisti, Peter                          42,500
--------------------------------------------------------------------------------
Samoriski, Brian                         42,500
--------------------------------------------------------------------------------
Henderson, Dave                          30,000
--------------------------------------------------------------------------------
Payne, Cynthia                           22,500
--------------------------------------------------------------------------------
Klimasewski, Tim                         20,000
--------------------------------------------------------------------------------
Henry, Loretta                             8009
--------------------------------------------------------------------------------
Kowulich, Beverly                          8316
--------------------------------------------------------------------------------
Schutt, William                            7267
--------------------------------------------------------------------------------
Guarino, Joseph                            6262
--------------------------------------------------------------------------------
Dickinson, William                         6000
--------------------------------------------------------------------------------
Gliewe, Mary                               4301
--------------------------------------------------------------------------------
Kruly, Paul                                6749
--------------------------------------------------------------------------------
Clark, Lawrence                            7434
--------------------------------------------------------------------------------
Farchione, Marcia                          4017
--------------------------------------------------------------------------------
Zobel, Jim                                 6830
--------------------------------------------------------------------------------
Trudeau, Marie                             3782
--------------------------------------------------------------------------------
Merlau, Lisa                               3691
--------------------------------------------------------------------------------
Kelsey, Jean                               3463
--------------------------------------------------------------------------------
Laird, Tammy                               3037
--------------------------------------------------------------------------------
Blair, Robert                              7608
--------------------------------------------------------------------------------
Theodorsen, John                           3500
--------------------------------------------------------------------------------

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                                                                               2


--------------------------------------------------------------------------------
AWARDS AT 12/20/2000                    SHARES
--------------------                    ------
--------------------------------------------------------------------------------
Townsend, Robert                           6775
--------------------------------------------------------------------------------
Worek, Keith                               5013
--------------------------------------------------------------------------------
Terwilliger, Timothy                       2947
--------------------------------------------------------------------------------
Skirvin, Chet                              4169
--------------------------------------------------------------------------------
Switzer, Paul                              3753
--------------------------------------------------------------------------------
Conway, Timothy                            3029
--------------------------------------------------------------------------------
Fanton, Kenneth                            4739
--------------------------------------------------------------------------------
Edwards, Jonathan                          2345
--------------------------------------------------------------------------------
Bennett, Lonnie                            4460
--------------------------------------------------------------------------------
Jarvie, Donald                             5572
--------------------------------------------------------------------------------
Houk, Michael                              5127
--------------------------------------------------------------------------------
Yoffee, Susan                              1339
--------------------------------------------------------------------------------
Shepardson, Alan                           2612
--------------------------------------------------------------------------------
Haas, Fred                                 5624
--------------------------------------------------------------------------------
Nothnagle, Joseph                          1360
--------------------------------------------------------------------------------
Smothers, Ruth                             1515
--------------------------------------------------------------------------------
Friedrich, Edward                          3769
--------------------------------------------------------------------------------
Knight, Ellen                              1510
--------------------------------------------------------------------------------
Graf, Michael                              3543
--------------------------------------------------------------------------------
Culhane, Robert                            1476
--------------------------------------------------------------------------------
Pierce, Sharon                              642
--------------------------------------------------------------------------------
Rayburn, Justin                             779
--------------------------------------------------------------------------------
White, Mabel                                844
--------------------------------------------------------------------------------
Viggiano III, Dan                          1703
--------------------------------------------------------------------------------
Supinski, Peter                            1513
--------------------------------------------------------------------------------

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                                                                               3


--------------------------------------------------------------------------------
AWARDS AT 12/20/2000                    SHARES
--------------------                    ------
--------------------------------------------------------------------------------
Dobbelaere, Donald                         1981
--------------------------------------------------------------------------------
Shirley, Thomas                            1133
--------------------------------------------------------------------------------
Blend, James                               1292
--------------------------------------------------------------------------------
Searls, Lynn                               1573
--------------------------------------------------------------------------------
Craghead, Michael                          2048
--------------------------------------------------------------------------------
Fasick, John                               1681
--------------------------------------------------------------------------------
Snow, Cynthia                              1215
--------------------------------------------------------------------------------
Szydlowski, Alan                            518
--------------------------------------------------------------------------------
Patterson, Amy                              206
--------------------------------------------------------------------------------
Adams, Larry                                439
--------------------------------------------------------------------------------
Bell, Armond                                302
--------------------------------------------------------------------------------
Jobson, Kim                                 437
--------------------------------------------------------------------------------
Hersom, Walter                             1015
--------------------------------------------------------------------------------
Kondziela, M. Jefrey                       1550
--------------------------------------------------------------------------------
Guidarelli, Thomas                          865
--------------------------------------------------------------------------------
Tolbert, Mark                              1322
--------------------------------------------------------------------------------
Hayman, Bonnie                              681
--------------------------------------------------------------------------------
Kost, Ann                                  1989
--------------------------------------------------------------------------------
McKee, Ann                                  273
--------------------------------------------------------------------------------
Chapman, Mark                              1516
--------------------------------------------------------------------------------
Duver, Frank                                843
--------------------------------------------------------------------------------
Kloiber, George                             432
--------------------------------------------------------------------------------
Xu, Qin                                    1028
--------------------------------------------------------------------------------
Perry, Lyn                                  111
--------------------------------------------------------------------------------
Wiedrick, Michele                            25
--------------------------------------------------------------------------------

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                                                                               4


--------------------------------------------------------------------------------
AWARDS AT 12/20/2000                    SHARES
--------------------                    ------
--------------------------------------------------------------------------------
Adler, Curtis                               167
--------------------------------------------------------------------------------
Bielk, Noah                                  25
--------------------------------------------------------------------------------
McMyne, Christopher                          43
--------------------------------------------------------------------------------
Rosato, Michael                              53
--------------------------------------------------------------------------------
White, Timothy                               51
--------------------------------------------------------------------------------
Klinger, Charles                            167
--------------------------------------------------------------------------------
Lusk, Barbara                               155
--------------------------------------------------------------------------------
Amarel, Anthony                             279
--------------------------------------------------------------------------------
Dera, Peter                                 867
--------------------------------------------------------------------------------
Nader, Nabil                                247
--------------------------------------------------------------------------------
Marchese-Ragona, Silvio                     193
--------------------------------------------------------------------------------
Sargent, Mathew                             526
--------------------------------------------------------------------------------
Clapper, David                              166
--------------------------------------------------------------------------------
Reynolds, Melody                            711
--------------------------------------------------------------------------------
Alongi, Anthony                             350
--------------------------------------------------------------------------------
Selice, Frank                                25
--------------------------------------------------------------------------------
Singley, Joseph                             185
--------------------------------------------------------------------------------
Willis, Terleta                             167
--------------------------------------------------------------------------------
Anne, Wendy                                  36
--------------------------------------------------------------------------------
Block, Kristofer                            276
--------------------------------------------------------------------------------
Goodman, Carol                               49
--------------------------------------------------------------------------------
Licata, Ignatius                            111
--------------------------------------------------------------------------------
Polakiewicz, Sheree                         961
--------------------------------------------------------------------------------
Schnitzer, Laurie                           104
--------------------------------------------------------------------------------
Hereth, Jeffrey                             369
--------------------------------------------------------------------------------

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                                                                               5


--------------------------------------------------------------------------------
AWARDS AT 12/20/2000                    SHARES
--------------------                    ------
--------------------------------------------------------------------------------
Kavcak, Alexander                           336
--------------------------------------------------------------------------------
Burns, Robert                               113
--------------------------------------------------------------------------------
Powers, Galen                               118
--------------------------------------------------------------------------------
Smith, Jim                                 3005
--------------------------------------------------------------------------------
Lombard, Matthew                            111
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total at 12/20/00                       357,500
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Subsequent Awards
--------------------------------------------------------------------------------
Employee                                Shares              Date
--------------------------------------------------------------------------------
Alan Olderstein                            1500             (January 31, 2001)
--------------------------------------------------------------------------------
James Bluett                               1000             (January 31, 2001)
--------------------------------------------------------------------------------
Total Subsequent Awards                    2500
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total All Awards                        360,000
--------------------------------------------------------------------------------

                                   SCHEDULE 2

                                 MANAGEMENT TEAM


Peter Battisti
Brian Samoniski
Dave Henderson
Cynthia Payne
Tim Klimasewski